SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

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                                 InterTAN, Inc.
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                (Name of Registrant as Specified in Its Charter)

                           Liberation Investments L.P.
                           Liberation Investments Ltd.
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

Contact:
Emanuel R. Pearlman
Liberation Investment Group LLC
11766 Wilshire Blvd, Suite #870
Los Angeles, CA 90025
(310) 479-3434


            LIBERATION INVESTMENTS DELIVERS LETTER TO INTERTAN BOARD

      Los Angeles, CA - October 5, 2003 - Investment funds Liberation Investments, L.P. and Liberation Investments Ltd. announced today that the following letter was sent to the President and Chief Executive Officer of InterTAN, Inc. (NYSE: ITN) on October 3, 2003:

                           Liberation Investments L.P.
                         c/o Libra Securities Group, LLC
                         11766 Wilshire Blvd, Suite #870
                              Los Angeles, CA 90025

                           Liberation Investments Ltd.
                         c/o Libra Securities Group, LLC
                         11766 Wilshire Blvd, Suite #870
                              Los Angeles, CA 90025

October 3, 2003


BY FACSIMILE AND OVERNIGHT COURIER
----------------------------------

Mr. Brian Levy
President and Chief Executive Officer
InterTAN, Inc.
279 Bayview Drive
Barrie, Ontario L4M 4W5

Dear Brian:

            At our recent meeting at the Company's headquarters in Barrie, Ontario, we explained why we believe it is in the best interest of InterTAN stockholders for new directors to be added to the board and for the board to adopt a new strategy to maximize shareholder value, which could include a sale of the Company or conversion to a Canadian Income Trust. It is our understanding that the Company's representatives have told other stockholders that management and the current board intend to pursue the same strategies we and our nominees support. The Company's representatives and two of its current directors also represented this to us at our meeting.

            At the same time, however, the Company's representatives have told us that they have no intention of allowing our nominees to join the board. We also understand that this view has been shared with other large shareholders as has the fact that the Company is prepared to engage in a costly proxy contest in opposition to our efforts to have shareholders elect two new directors to the board. We have reviewed the Company's preliminary proxy statement and are shocked by the amount of money the Company is willing to spend on a proxy solicitation against an independent shareholder who has no intention of acquiring or taking control of the Company. In our view, there are much better ways for the Company to invest money on behalf of its shareholders.

            In an effort to take a positive step for the Company and all shareholders and avoid unnecessary costs for the Company, we would be willing to withdraw our nominations, provided the Company agrees as follows:

      1. The Company will immediately announce its current intention to convert to a Canadian Income Trust and also have Scotia Bank continue to solicit potential acquirers of the business.

      2. The Company will mail a proxy statement to its shareholders within 120 days seeking shareholder approval to convert to a Canadian Income Trust, which will reserve for the board the right to continuously re-evaluate the best interest of all shareholders.

      3. The Company will retain Providence Capital Inc., a highly renowned corporate governance advisor, to help organize an institutional shareholder committee and Providence will invite any shareholder owning in excess of 200,000 shares (which we believe comprise approximately 65-75% of your shareholders) to participate.

      4. The institutional shareholder committee will meet and within 60 days will put forth three (3) independent board nominees to be added to the InterTAN Board of Directors. The Company shall choose two of the three and add them to the board. Our nominees will not seek election in this process.

      5. InterTAN management and its chairman shall meet once a quarter with the institutional shareholder committee and update the committee on the Company's efforts to maximize shareholder value.

We believe our proposals are in the best interests of all shareholders and will avoid the unnecessary cost and distraction of management time that a proxy fight would cause. At the same time, the Company will be able to retain flexibility to maximize shareholder value and begin the process toward that end. These proposals also allow the Company's large institutional shareholders, who are the most significant owners of the Company, to be able to have appropriate representation on the Company board.

We look forward to hearing a positive response from you which will allow InterTAN to move forward and create maximum shareholder value.

Sincerely,

Liberation Investments L.P.


By: /s/ Emanuel R. Pearlman
    ------------------------------------


Liberation Investments Ltd.


By: /s/ Emanuel R. Pearlman
    ------------------------------------




        The Liberation funds have filed a preliminary proxy statement and other relevant documents with the SEC in support of the election of Lee S. Hillman and Don R. Kornstein to the InterTAN board. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You are able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. The Liberation funds and Messrs. Hillman, Kornstein and Pearlman may be deemed to be participants in the solicitation of proxies from the stockholders of InterTAN in connection with the annual meeting. Information about these participants and their ownership of InterTAN shares can be found in the Liberation funds Schedule 13D filings with the SEC and are also set forth in the proxy statement filed by the Liberation funds with the SEC. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement.